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                 SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT


               Pursuant to Section13 or 15(d) of the
                 Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported)

                      December 22, 1994
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                    Rhone-Poulenc Rorer Inc.
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   (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851             23-1699163
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(State or other juris-     (Commission        (IRS Employer
diction of incorporation)   File Number) Identification No.)

      500 Arcola Road, Collegeville, PA          19426
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      (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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(Former name or former address, if changed since last report)




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Item 5.   Other Events
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      Rhone-Poulenc Rorer Inc. announced in a December 22,
1994 press release that it had signed definitive agreements for the transfer of its OTC business in the United States (including Puerto Rico) and Canada to Ciba-Geigy Limited. The products include Maalox(R), Ascriptin(R), and Perdiem(R). The terms of the agreements call for an initial up-front payment by Ciba of $189 million for certain assets and intellectual property rights. Additional annual royalties of $24 million are payable for seven years. At the end of the seven year period, Ciba has the option to purchase the product intellectual property assets in the U.S. for approximately $143 million.

      Among the assets included are RPR's inventory and Fort
Washington, Pa, production facility.

      In 1994 the sales of RPR's OTC business in the U.S.
and Canada were approximately $150 million of which Maalox(R) accounted for approximately two-thirds.

      Through the agreement the companies will work together on brand development worldwide while Ciba commits itself to Maalox(R) in the U.S. and Canada. A potential avenue for future switches of products from prescription to OTC has also been established in the U.S. and Canada.

      A total of 480 people support RPR's U.S./Canada OTC business. Of these, 380 are at the Fort Washington manufacturing site, with the remainder in sales, marketing and business support positions spread throughout the U.S.
and Canada. Ciba is committed to hire at least 360 people, consisting principally of Fort Washington plant personnel.
All decisions regarding the workforce are expected by the end of January 1995.

      Rhone-Poulenc Rorer Inc. announced in a December 30, 1994 press release that the transfer of its OTC business in the United States to Ciba Geigy Limited had been complete. In addition, clearance under the U.S. Hart-Scott Rodino Antitrust Improvements Act of 1976 had been received. Final approval on the Canadian portion of the transaction is pending from the Canadian Investment authorities.





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                                          SIGNATURES


      Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 RHONE-POULENC RORER INC
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                                      (registrant)




Dated:  January 6, 1995       By:   /s/  Patrick Langlois
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                                         Patrick Langlois
                                         Senior Vice President and
                                         Chief Financial Officer




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